Exhibit 99.1

For Immediate Release

CHOICE HOTELS REPORTS FULL YEAR 2009 ADJUSTED DILUTED EPS OF $1.71,

DOMESTIC UNIT GROWTH OF 4.0%

SILVER SPRING, MD. (February 11, 2010) – Choice Hotels International, Inc., (NYSE:CHH) today reported the following highlights for fourth quarter and full year 2009:

Full Year Results

•

Adjusted diluted earnings per share (“EPS”) for full year 2009 were $1.71 compared to $1.77 for full year 2008. Diluted EPS were $1.63 for full year 2009 compared to $1.59 for 2008. Adjusted diluted EPS for full year 2009 and 2008 exclude special items, as described below, totaling $0.08 and $0.18, respectively.

•

Excluding special items, adjusted earnings before interest, taxes and depreciation (“EBITDA”) were $163.7 million for the year ended December 31, 2009, compared to $200.5 million for full year 2008. Operating income for the year ended December 31, 2009 was $148.1 million compared to $174.6 million for the same period of 2008.

•

Franchising revenues declined $45.6 million or 15% from $300.3 million for the year ended December 31, 2008 to $254.7 million for the same period of the current year. Total revenues declined $77.5 million or 12% to $564.2 million for the year ended December 31, 2009 compared to the same period of the prior year.

•

Adjusted selling, general and administrative (“SG&A”) costs for full year 2009 totaled $91.9 million which represented a 9% decline from the same period of the prior year. Adjusted SG&A costs exclude special items totaling $7.3 million and $17.7 million for the year ended December 31, 2009 and 2008, respectively.

•

Interest and other investment income for the year ended December 31, 2009 improved by approximately $13.6 million from the same period of the prior year primarily due to the appreciation in the fair value of investments held in the company’s non-qualified employee benefit plans during the current period compared to a decline in the fair value of these investments in the prior year.

•	Domestic unit and room growth increased 4.0 percent and 3.9 percent, respectively, from December 31, 2008.

•	Domestic system-wide revenue per available room (“RevPAR”) declined 14.4% for full year 2009 compared to full year 2008.

•	The effective royalty rate increased 6 basis points to 4.26% for the year ended December 31, 2009 compared to 4.20% for the same period of the prior year.

•	The company executed 369 new domestic hotel franchise contracts for the year ended December 31, 2009, a decline of 47% compared to the 698 contracts executed in the same period of the prior year.

•

The number of domestic hotels under construction, awaiting conversion or approved for development declined 26% from December 31, 2008 to 727 hotels representing 57,140 rooms; the worldwide pipeline declined 24% from December 31, 2008 to 843 hotels representing 66,585 rooms.

Fourth Quarter Results

•

Adjusted EPS for fourth quarter 2009 were $0.43 compared to $0.41 for the same period of the prior year. Diluted EPS were $0.40 for fourth quarter 2009 compared to $0.30 for fourth quarter 2008. Adjusted diluted EPS for fourth quarter 2009 and 2008 exclude certain special items, as described below, totaling $0.03 and $0.11, respectively.

•

Excluding special items, adjusted EBITDA were $39.7 million for the three months ended December 31, 2009, compared to $46.9 million for the same period of 2008. Operating income for both the three months ended December 31, 2009 and 2008 were $34.1 million.

•

Franchising revenues declined 13% from $71.3 million for the three months ended December 31, 2008 to $62.2 million for the same period of 2009. Total revenues for the three months ended December 31, 2009 declined 9% compared to the same period of 2008.

•

Adjusted SG&A costs for the fourth quarter of 2009 totaled $22.6 million which represented a 9% decline from the same period of the prior year. Adjusted SG&A costs exclude special items totaling $3.5 million and $10.8 million for the three months ended December 31, 2009 and 2008, respectively.

•

Interest and other investment income for the three months ended December 31, 2009 improved by approximately $5.0 million from the same period of the prior year primarily due to the appreciation in the fair value of investments held in the company’s non-qualified employee benefit plans during the current period compared to a decline in the fair value of these investments in the same period of the prior year.

•	Domestic system-wide revenue per available room (“RevPAR”) declined 14.4% for the fourth quarter of 2009 compared to the same period of 2008.

•	The effective royalty rate increased 7 basis points to 4.30% for the three months ended December 31, 2009 compared to 4.23% for the same period of the prior year.

•

The company executed 112 new domestic hotel franchise contracts for the three months ended December 31, 2009, a decline of 46% compared to the 207 contracts executed in the same period of the prior year.

“Despite operating in the midst of an incredibly difficult environment, which has resulted in industry-wide RevPAR declines and a significant decrease in domestic hotel transactions, the company has remained focused on returning value to our shareholders ,” said Stephen P. Joyce, president and chief executive officer. “During 2009, we returned more than $100 million to our shareholders through a combination of share repurchases and dividends at a time when many other companies have reduced or eliminated their dividend and share repurchase programs. Additionally, we continued to build on our strong track record of domestic system growth on account of our well-known family of value-oriented brands. While the near-term domestic RevPAR and franchise sales environments remain challenging, we believe that our franchise business model, strong brands and strong balance sheet position us for long-term profitable growth and a continued ability to return value to our shareholders.”

Special Items

During the three months and year ended December 31, 2009, the company recorded employee termination benefits of approximately $2.3 million and $4.6 million, respectively. The company also incurred a curtailment loss related to freezing the benefits payable under its Supplemental Executive Retirement Plan totaling $1.2 million for the three months and year ended December 31, 2009. In addition, during the year ended December 31, 2009, the company recorded a $1.5 million charge related to the sublease of a portion of its office space. These special items represent diluted EPS of $0.03 and $0.08 for the three months and year ended December 31, 2009, respectively.

During the three months and year ended December 31, 2008, the company recorded employee termination benefits of approximately $2.7 million and $3.5 million, respectively. The company also incurred benefit costs resulting from the acceleration of the company’s management succession plan of $0.5 million and $6.6 million during the three months and year ended December 31, 2008. Furthermore, during the three months and year ended December 31, 2008, the company recognized $7.6 million related to an increase in reserves on impaired notes receivable. These special items represented diluted EPS of $0.11 and $0.18 for the three months and year ended December 31, 2008, respectively.

Outlook for 2010

The uncertainty around the current economic environment and credit market conditions and their impact on travel patterns and hotel development activities makes it difficult to predict future results, particularly as they relate to underlying assumptions for RevPAR, new hotel franchise and relicensing sales and interest and investment income and expense.

The company’s first quarter 2010 diluted EPS is expected to be $0.25. The company expects full-year 2010 diluted EPS to be between $1.65 and $1.70. EBITDA for full-year 2010 are expected to be between $166 million and $170 million. These estimates include the following assumptions:

•	The company expects net domestic unit growth of approximately 2% in 2010;

•	RevPAR is expected to decline approximately 12% for first quarter of 2010 and decline between 2% and 4% for full-year 2010;

•	The effective royalty rate is expected to increase 6 basis points for full-year 2010;

•	All figures assume the existing share count and an effective tax rate of 36.5% for the first quarter and full-year 2010;

•	Projections assume that the company’s existing credit facility remains in place for full-year 2010.

Use of Free Cash Flow

The company has historically used its free cash flow (cash flow from operations less capital expenditures) to return value to shareholders, primarily through share repurchases and dividends.

For the year ended December 31, 2009 the company paid $44.3 million of cash dividends to shareholders. The current quarterly dividend rate per common share is $0.185, subject to declaration by our board of directors.

During the three months ended December 31, 2009, the company purchased approximately 0.1 million shares of its common stock at an average price of $31.06 for a total cost of $2.1 million under the share repurchase program. During the year ended December 31, 2009, the company purchased approximately 2.1 million shares of its common stock at an average price of $27.03 for a total cost of $57.4 million. Subsequent to December 31, 2009 and through February 11, 2010, the company repurchased an additional 0.2 million shares at a total cost of $5.0 million at an average price of $31.85 and has authorization to purchase up to an additional 3.7 million shares under this program. We expect to continue making repurchases in the open market and through privately negotiated transactions, subject to market and other conditions. No minimum number of share repurchases has been fixed. Since Choice announced its stock repurchase program on June 25, 1998, the company has repurchased 42.9 million shares of its common stock for a total cost of $1 billion through December 31, 2009. Considering the effect of a two-for-one stock split in October 2005, the company had repurchased 75.9 million shares through December 31, 2009 under the share repurchase program at an average price of $13.28 per share.

Our Board has authorized us to enter into programs which permit us to offer financing, investment and guaranty support to qualified franchisees to incent multi-unit franchise development in top markets. We expect to opportunistically deploy this capital over the next several years. Our annual investment in these programs is dependent on market and other conditions. Notwithstanding these programs, the company expects to continue to return value to its shareholders through a combination of share repurchases and dividends, subject to market and other conditions.

Impact of the Adoption of New Accounting Pronouncements on Earnings Per Share

In June 2008, the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position Emerging Issues Task Force No. 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities” (“FSP EITF 03-6-1”). FSP EITF 03-6-1 clarified that all share-based payment awards that contain rights to non-forfeitable dividends participate in undistributed earnings with common shareholders. Therefore, awards of this nature are considered participating securities and the two-class method of computing basic and diluted earnings per share must be applied rather than the treasury stock method. FSP EITF 03-6-1 is effective for fiscal years beginning after December 15, 2008. In addition, once effective, all prior period earnings per share data presented must be adjusted retrospectively to conform to the provisions of FSP EITF 03-6-1.

The company’s outstanding unvested restricted stock awards contain rights to non-forfeitable dividends and as a result, the company applied this guidance in the first quarter of 2009. The two-class method of calculating earnings per share is more dilutive to both basic and diluted shares outstanding than the previously utilized treasury stock method. In accordance with FSP EITF 03-6-1, the company has retrospectively adjusted its basic and diluted shares outstanding for the three months and year ended December 31, 2008 under the two-class method which resulted in a reduction of the company’s basic and diluted earnings per share for the year ended December 31, 2008 from $1.62 to $1.61 and $1.60 to $1.59 per share, respectively. In addition, basic earnings per share for the three months ended December 31, 2008 have been revised from $0.31 to $0.30 per share.

Conference Call

Choice will conduct a conference call on Friday, February 12, 2010 at 10:00 a.m. EST to discuss the company’s fourth quarter and full-year 2009 results. The dial-in number to listen to the call is 1-866-383-7989, and the access code is 25293408. International callers should dial 1-617-597-5328 and enter the access code 25293408. The conference call also will be Webcast simultaneously via the company’s Web site, www.choicehotels.com. Interested investors and other parties wishing to access the call via the Webcast should go to the Web site and click on the Investor Info link. The Investor Information page will feature a conference call microphone icon to access the call.

The call will be recorded and available for replay beginning at 1:00 p.m. EST on February 12, 2010 through March 12, 2010 by calling 1-888-286-8010 and entering access code 35986582. The international dial-in number for the replay is 617-801-6888, access code 35986582. In addition, the call will be archived and available on www.choicehotels.com via the Investor Info link.

About Choice Hotels

Choice Hotels International, Inc. franchises more than 6,000 hotels, representing more than 485,000 rooms, in the United States and more than 35 other countries and territories. As of December 31, 2009, more than 700 hotels are under construction, awaiting conversion or approved for development in the United States, representing more than 57,000 rooms, and more than 100 hotels, representing approximately 9,400 rooms, are under construction, awaiting conversion or approved for development in more than 20 other countries and territories. The company’s Comfort Inn, Comfort Suites, Quality, Sleep Inn, Clarion, Cambria Suites, MainStay Suites, Suburban Extended Stay Hotel, Econo Lodge and Rodeway Inn brands serve guests worldwide. In addition, via its Ascend Collection membership program, travelers in the United States, Canada and the Caribbean have upscale lodging options at historic, boutique and unique hotels.

Additional corporate information may be found on the Choice Hotels International, Inc. Web site, which may be accessed at www.choicehotels.com.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the federal securities law. Generally, our use of words such as “expect,” “estimate,” “believe,” “anticipate,” “will,” “forecast,” “plan,” project,” “assume” or similar words of futurity identify statements that are forward-looking and that we intend to be included within the Safe Harbor protections provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are based on management’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to management. Such statements may relate to projections of the company’s revenue, earnings and other financial and operational measures, company debt levels, payment of stock dividends, and future operations, among other matters. We caution you not to place undue reliance on any such forward-looking statements. Forward-looking statements do not guarantee future performance and involve known and unknown risks, uncertainties and other factors.

Several factors could cause actual results, performance or achievements of the company to differ materially from those expressed in or contemplated by the forward-looking statements. Such risks include, but are not limited to, changes to general, domestic and foreign economic conditions; operating risks common in the lodging and franchising industries; changes to the desirability of our brands as viewed by hotel operators and customers; changes to the terms or termination of our contracts with franchisees; our ability to keep pace with improvements in technology utilized for reservations systems and other operating systems; fluctuations in the supply and demand for hotels rooms; and our ability to manage effectively our indebtedness. These and other risk factors are discussed in detail in the Risk Factors section of the company’s Form 10-K for the year ended December 31, 2008, filed with the Securities and Exchange Commission on March 2, 2009. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Statement Concerning Non-GAAP Financial Measurements

Adjusted diluted EPS, adjusted EBITDA, adjusted SG&A, franchising revenues and adjusted franchising margins are non-GAAP financial measurements. This information should not be considered as an alternative to any measure of performance as promulgated under accounting principles generally accepted in the United States (GAAP), such as diluted earnings per share, operating income, total revenues and operating margins. The company’s calculation of these measurements may be different from the calculations used by other companies and therefore comparability may be limited. The company has included an exhibit accompanying this release that reconciles these measures to the comparable GAAP measurement. We discuss management’s reasons for reporting these non-GAAP measures below.

Earnings Before Interest, Taxes, Depreciation and Amortization: EBITDA reflects earnings excluding the impact of interest expense, tax expense, depreciation and amortization. Our management considers EBITDA to be an indicator of operating performance because it can be used to measure our ability to service debt, fund capital expenditures, and expand our business. EBITDA is a commonly used measure of performance in our industry. In addition, it is used by analysts, lenders, investors and others, as well as by us, to facilitate comparisons between the company and its competitors because it excludes certain items that can vary widely across different industries or among companies within the same industry.

Franchising Revenues and Margins: The company reports franchising revenues and margins which exclude marketing and reservation revenues and hotel operations. Marketing and reservation activities are excluded from revenues and operating margins since the company is contractually required by its franchise agreements to use these fees collected for marketing and reservation activities. Cumulative reservation and marketing fees not expended are recorded as a payable on the company’s financial statements and are carried over to the next fiscal year and expended in accordance with the franchise agreements. Cumulative marketing and reservation expenditures in excess of fees collected for marketing and reservation activities are recorded as a receivable on the company’s financial statements. In addition, the company has the contractual authority to require that the franchisees in the system at any given point repay the company for any deficits related to marketing and reservation activities. Hotel operations are excluded since they do not reflect the most accurate measure of the company’s core franchising business. These non-GAAP measures are a commonly used measure of performance in our industry and facilitate comparisons between the company and its competitors.

Adjusted Diluted EPS, Adjusted EBITDA, Adjusted SG&A and Adjusted Franchising Margins: The company’s management also uses adjusted diluted EPS, adjusted EBITDA, adjusted SG&A and adjusted franchising margins which exclude employee termination benefits, a pension plan curtailment loss and a loss on the sublease of a portion of the company’s office space for 2009 and the impact of the acceleration of the company’s management succession plan, increased loan reserves on impaired loans and employee termination benefits for the periods ended December 31, 2008. The company utilizes these non-GAAP measures to enable investors to perform meaningful comparisons of past, present and future operating results and as a means to emphasize the results of on-going operations.

Contacts

David White, Senior Vice President, Chief Financial Officer & Treasurer

(301) 592-5117

David Peikin, Senior Director, Corporate Communications

(301) 592-6361

Choice Hotels, Choice Hotels International, Comfort Inn, Comfort Suites, Quality, Sleep Inn, Clarion, Cambria Suites, MainStay Suites, Suburban Extended Stay Hotel, Econo Lodge, Rodeway Inn and Ascend Collection are proprietary trademarks and service marks of Choice Hotels International.

© 2010 Choice Hotels International, Inc. All rights reserved.

Choice Hotels International, Inc.	Exhibit 1

Consolidated Statements of Income

(Unaudited)

	Three Months Ended December 31,					Year Ended December 31,
			Variance					Variance
	2009	2008	$	%		2009	2008	$	%
(In thousands, except per share amounts)

REVENUES:

Royalty fees	$53,213	$59,284	$(6,071)	(10%	)	$217,984	$247,435	$(29,451)	(12%	)
Initial franchise and relicensing fees	3,317	6,729	(3,412)	(51%	)	12,916	27,931	(15,015)	(54%	)
Procurement services	3,514	3,498	16	0%		17,598	17,148	450	3%
Marketing and reservation	77,576	81,904	(4,328)	(5%	)	305,379	336,477	(31,098)	(9%	)
Hotel operations	909	1,253	(344)	(27%	)	4,140	4,936	(796)	(16%	)
Other	2,172	1,826	346	19%		6,161	7,753	(1,592)	(21%	)

Total revenues	140,701	154,494	(13,793)	(9%	)	564,178	641,680	(77,502)	(12%	)

OPERATING EXPENSES:

Selling, general and administrative	26,183	35,580	(9,397)	(26%	)	99,237	118,989	(19,752)	(17%	)
Depreciation and amortization	2,084	2,019	65	3%		8,336	8,184	152	2%
Marketing and reservation	77,576	81,904	(4,328)	(5%	)	305,379	336,477	(31,098)	(9%	)
Hotel operations	775	894	(119)	(13%	)	3,153	3,434	(281)	(8%	)

Total operating expenses	106,618	120,397	(13,779)	(11%	)	416,105	467,084	(50,979)	(11%	)

Operating income	34,083	34,097	(14)	(0%	)	148,073	174,596	(26,523)	(15%	)

OTHER INCOME AND EXPENSES:
Interest expense	683	2,245	(1,562)	(70%	)	4,414	10,932	(6,518)	(60%	)
Interest and other investment (income) loss	(560)	4,431	(4,991)	(113%	)	(5,862)	7,760	(13,622)	(176%	)
Equity in net income of affiliates	(334)	(476)	142	(30%	)	(1,113)	(1,414)	301	(21%	)

Total other income and expenses, net	(211)	6,200	(6,411)	(103%	)	(2,561)	17,278	(19,839)	(115%	)

Income before income taxes	34,294	27,897	6,397	23%		150,634	157,318	(6,684)	(4%	)
Income taxes	10,663	9,186	1,477	16%		52,384	57,107	(4,723)	(8%	)

Net income	$23,631	$18,711	$4,920	26%		$98,250	$100,211	$(1,961)	(2%	)

Weighted average shares outstanding-basic*	59,553	61,685				60,068	62,374

Weighted average shares outstanding-diluted*	59,658	62,157				60,224	62,994

Basic earnings per share*	$0.40	$0.30	$0.10	33%		$1.64	$1.61	$0.03	2%

Diluted earnings per share*	$0.40	$0.30	$0.10	33%		$1.63	$1.59	$0.04	3%

*	The Company’s weighted average shares outstanding for the three months and year ended December 31, 2008 have been retrospectively adjusted due to the application of EITF Issue 03-6-1 “Determining Whether Instruments Granted in Share Based Payment Transactions are Participating Securities” which became effective for the Company in 2009. The application of this guidance has resulted in the revision of basic and diluted earnings per share for the year ended December 31, 2008 from $1.62 to $1.61 and $1.60 to $1.59 per share, respectively. In addition, basic earnings per share for the three months ended December 31, 2008 has been revised from $0.31 to $0.30 per share.

Choice Hotels International, Inc.	Exhibit 2

Consolidated Balance Sheets

(In thousands, except per share amounts)	December 31, 2009	December 31, 2008
	(Unaudited)
ASSETS

Cash and cash equivalents	$67,870	$52,680
Accounts receivable, net	41,898	43,141
Deferred income taxes	7,980	8,223
Other current assets	10,114	16,172

Total current assets	127,862	120,216

Fixed assets and intangibles, net	133,999	138,867
Receivable — marketing and reservation fees	33,872	13,527
Investments, employee benefit plans, at fair value	20,931	25,360
Other assets	23,373	30,249

Total assets	$340,037	$328,219

LIABILITIES AND SHAREHOLDERS’ DEFICIT

Accounts payable and accrued expenses	$70,933	$79,897
Deferred revenue	51,765	47,004
Deferred compensation & retirement plan obligations	2,798	6,960
Other current liabilities	6,310	1,206

Total current liabilities	131,806	135,067

Long-term debt	277,700	284,400
Deferred compensation & retirement plan obligations	34,956	33,462
Other liabilities	9,787	12,960

Total liabilities	454,249	465,889

Common stock, $0.01 par value	595	607
Additional paid-in-capital	90,731	90,141
Accumulated other comprehensive income (loss)	333	(3,472)
Treasury stock, at cost	(870,302)	(835,186)
Retained earnings	664,431	610,240

Total shareholders’ deficit	(114,212)	(137,670)

Total liabilities and shareholders’ deficit	$340,037	$328,219

Choice Hotels International, Inc.	Exhibit 3

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)	Year Ended December 31,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$98,250	$100,211

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,336	8,184
Provision for bad debts	2,578	9,433
Non-cash stock compensation and other charges	13,761	10,914
Non-cash interest and other (income) loss	(5,403)	9,300
Dividends received from equity method investments	1,337	1,180
Equity in net income of affiliates	(1,113)	(1,414)

Changes in assets and liabilities:
Receivables	(796)	(4,358)
Receivable - marketing and reservation fees, net	(12,232)	(7,578)
Accounts payable	(8,279)	(13,138)
Accrued expenses	(1,289)	(3,206)
Income taxes payable/receivable	8,163	(1,870)
Deferred income taxes	5,553	3,073
Deferred revenue	4,650	(1,549)
Other assets	3,041	(1,046)
Other liabilities	(4,341)	(3,737)

NET CASH PROVIDED BY OPERATING ACTIVITIES	112,216	104,399

CASH FLOWS FROM INVESTING ACTIVITIES:

Investment in property and equipment	(11,135)	(12,611)
Issuance of notes receivable	(1,995)	(7,410)
Collections of notes receivable	324	434
Purchases of investments, employee benefit plans	(3,854)	(7,802)
Proceeds from sales of investments, employee benefit plans	13,895	7,819
Other items, net	(584)	(695)

NET CASH USED IN INVESTING ACTIVITIES	(3,349)	(20,265)

CASH FLOWS FROM FINANCING ACTIVITIES:

Principal payments of long-term debt	—	(100,000)
Net borrowings (repayments) pursuant to revolving credit facility	(6,700)	112,000
Purchase of treasury stock	(59,128)	(63,732)
Excess tax benefits from stock-based compensation	5,834	10,135
Dividends paid	(44,274)	(43,142)
Proceeds from exercise of stock options	9,158	9,026

NET CASH USED IN FINANCING ACTIVITIES	(95,110)	(75,713)

Net change in cash and cash equivalents	13,757	8,421
Effect of foreign exchange rate changes on cash and cash equivalents	1,433	(2,118)
Cash and cash equivalents at beginning of period	52,680	46,377

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$67,870	$52,680

CHOICE HOTELS INTERNATIONAL, INC.	Exhibit 4

SUPPLEMENTAL OPERATING INFORMATION

DOMESTIC HOTEL SYSTEM

(UNAUDITED)

	For the Year Ended December 31, 2009*			For the Year Ended December 31, 2008*			Change
	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate		Occupancy	RevPAR

Comfort Inn	$77.10	54.1%	$41.74	$79.84	60.1%	$48.01	(3.4%	)	(600) bps	(13.1%	)
Comfort Suites	84.79	53.3%	45.17	89.49	61.3%	54.82	(5.3%	)	(800) bps	(17.6%	)
Sleep	69.64	51.5%	35.86	71.91	58.5%	42.10	(3.2%	)	(700) bps	(14.8%	)

Midscale without Food & Beverage	77.89	53.5%	41.69	80.90	60.2%	48.66	(3.7%	)	(670) bps	(14.3%	)

Quality	68.00	46.0%	31.31	71.42	52.0%	37.15	(4.8%	)	(600) bps	(15.7%	)
Clarion	77.79	42.2%	32.86	84.48	50.0%	42.21	(7.9%	)	(780) bps	(22.2%	)

Midscale with Food & Beverage	69.92	45.2%	31.63	74.18	51.6%	38.26	(5.7%	)	(640) bps	(17.3%	)

Econo Lodge	54.66	43.5%	23.78	55.58	46.9%	26.05	(1.7%	)	(340) bps	(8.7%	)
Rodeway	52.48	43.0%	22.54	55.04	47.5%	26.16	(4.7%	)	(450) bps	(13.8%	)

Economy	54.02	43.3%	23.41	55.44	47.0%	26.08	(2.6%	)	(370) bps	(10.2%	)

MainStay	70.55	57.9%	40.82	73.72	64.2%	47.34	(4.3%	)	(630) bps	(13.8%	)
Suburban	41.51	56.3%	23.35	42.93	62.4%	26.80	(3.3%	)	(610) bps	(12.9%	)

Extended Stay	49.81	56.7%	28.24	51.14	62.9%	32.17	(2.6%	)	(620) bps	(12.2%	)

Total	$71.06	49.4%	$35.09	$74.11	55.3%	$40.98	(4.1%	)	(590) bps	(14.4%	)

* Operating statistics represent hotel operations from December through November

	For the Three Months Ended December 31, 2009*			For the Three Months Ended December 31, 2008*			Change
	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate		Occupancy	RevPAR

Comfort Inn	$75.92	52.5%	$39.86	$78.95	57.8%	$45.59	(3.8%	)	(530) bps	(12.6%	)
Comfort Suites	81.94	50.5%	41.40	88.09	57.6%	50.73	(7.0%	)	(710) bps	(18.4%	)
Sleep	68.03	48.7%	33.12	71.48	55.1%	39.37	(4.8%	)	(640) bps	(15.9%	)

Midscale without Food & Beverage	76.27	51.4%	39.23	80.00	57.3%	45.85	(4.7%	)	(590) bps	(14.4%	)

Quality	65.71	43.7%	28.68	69.34	49.2%	34.08	(5.2%	)	(550) bps	(15.8%	)
Clarion	77.29	39.9%	30.84	82.53	46.7%	38.51	(6.3%	)	(680) bps	(19.9%	)

Midscale with Food & Beverage	67.98	42.9%	29.14	71.97	48.6%	35.00	(5.5%	)	(570) bps	(16.7%	)

Econo Lodge	53.67	42.1%	22.62	55.36	45.5%	25.19	(3.1%	)	(340) bps	(10.2%	)
Rodeway	50.11	40.4%	20.24	53.68	44.4%	23.81	(6.7%	)	(400) bps	(15.0%	)

Economy	52.62	41.6%	21.89	54.90	45.2%	24.80	(4.2%	)	(360) bps	(11.7%	)

MainStay	67.07	57.2%	38.33	74.71	61.4%	45.88	(10.2%	)	(420) bps	(16.5%	)
Suburban	38.91	57.1%	22.21	44.08	57.1%	25.17	(11.7%	)	- bps	(11.8%	)

Extended Stay	46.92	57.1%	26.79	52.65	58.2%	30.67	(10.9%	)	(110) bps	(12.7%	)

Total	$69.38	47.3%	$32.84	$72.97	52.6%	$38.38	(4.9%	)	(530) bps	(14.4%	)

* Operating statistics represent hotel operations from September through November

	For the Quarter Ended		For the Year Ended
	12/31/2009	12/31/2008	12/31/2009	12/31/2008

System-wide effective royalty rate	4.30%	4.23%	4.26%	4.20%

CHOICE HOTELS INTERNATIONAL, INC.	Exhibit 5

SUPPLEMENTAL HOTEL AND ROOM SUPPLY DATA

(UNAUDITED)

	December 31, 2009		December 31, 2008		Variance
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	%		%

Comfort Inn	1,447	113,633	1,462	114,573	(15)	(940)	(1.0%	)	(0.8%	)
Comfort Suites	608	47,301	541	42,152	67	5,149	12.4%		12.2%
Sleep	392	28,599	365	26,867	27	1,732	7.4%		6.4%

Midscale without Food & Beverage	2,447	189,533	2,368	183,592	79	5,941	3.3%		3.2%

Quality	979	89,336	908	85,055	71	4,281	7.8%		5.0%
Clarion	172	24,636	150	21,497	22	3,139	14.7%		14.6%

Midscale with Food & Beverage	1,151	113,972	1,058	106,552	93	7,420	8.8%		7.0%

Econo Lodge	792	48,996	816	50,812	(24)	(1,816)	(2.9%	)	(3.6%	)
Rodeway	372	21,392	346	20,302	26	1,090	7.5%		5.4%

Economy	1,164	70,388	1,162	71,114	2	(726)	0.2%		(1.0%	)

MainStay	37	2,866	35	2,694	2	172	5.7%		6.4%
Suburban	61	7,416	60	7,256	1	160	1.7%		2.2%

Extended Stay	98	10,282	95	9,950	3	332	3.2%		3.3%

Ascend Collection	28	2,346	21	1,353	7	993	33.3%		73.4%
Cambria Suites	18	2,073	12	1,323	6	750	50.0%		56.7%

Domestic Franchises	4,906	388,594	4,716	373,884	190	14,710	4.0%		3.9%

International Franchises	1,115	98,816	1,111	98,642	4	174	0.4%		0.2%

Total Franchises	6,021	487,410	5,827	472,526	194	14,884	3.3%		3.1%

Exhibit 6

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL INFORMATION BY BRAND

DEVELOPMENT RESULTS — DOMESTIC NEW HOTEL CONTRACTS

(UNAUDITED)

	For the Year Ended December 31, 2009			For the Year Ended December 31, 2008			% Change
	New Construction	Conversion	Total	New Construction	Conversion	Total	New Construction		Conversion		Total

Comfort Inn	9	39	48	48	58	106	(81%	)	(33%	)	(55%	)
Comfort Suites	16	1	17	85	3	88	(81%	)	(67%	)	(81%	)
Sleep	12	2	14	72	4	76	(83%	)	(50%	)	(82%	)

Midscale without Food & Beverage	37	42	79	205	65	270	(82%	)	(35%	)	(71%	)

Quality	4	111	115	5	147	152	(20%	)	(24%	)	(24%	)
Clarion	1	31	32	7	42	49	(86%	)	(26%	)	(35%	)

Midscale with Food & Beverage	5	142	147	12	189	201	(58%	)	(25%	)	(27%	)

Econo Lodge	—	68	68	4	83	87	(100%	)	(18%	)	(22%	)
Rodeway	1	48	49	3	99	102	(67%	)	(52%	)	(52%	)

Economy	1	116	117	7	182	189	(86%	)	(36%	)	(38%	)

MainStay	5	2	7	12	—	12	(58%	)	NM		(42%	)
Suburban	3	2	5	8	—	8	(63%	)	NM		(38%	)

Extended Stay	8	4	12	20	—	20	(60%	)	NM		(40%	)

Ascend Collection	3	9	12	1	1	2	200%		800%		500%
Cambria Suites	2	—	2	16	—	16	(88%	)	NM		(88%	)

Total Domestic System	56	313	369	261	437	698	(79%	)	(28%	)	(47%	)

	For the Three Months Ended December 31, 2009			For the Three Months Ended December 31, 2008			% Change
	New Construction	Conversion	Total	New Construction	Conversion	Total	New Construction		Conversion		Total

Comfort Inn	5	17	22	15	17	32	(67%	)	0%		(31%	)
Comfort Suites	7	—	7	20	—	20	(65%	)	NM		(65%	)
Sleep	1	—	1	25	1	26	(96%	)	(100%	)	(96%	)

Midscale without Food & Beverage	13	17	30	60	18	78	(78%	)	(6%	)	(62%	)

Quality	1	24	25	1	39	40	0%		(38%	)	(38%	)
Clarion	—	8	8	1	14	15	(100%	)	(43%	)	(47%	)

Midscale with Food & Beverage	1	32	33	2	53	55	(50%	)	(40%	)	(40%	)

Econo Lodge	—	23	23	1	28	29	(100%	)	(18%	)	(21%	)
Rodeway	—	12	12	1	34	35	(100%	)	(65%	)	(66%	)

Economy	—	35	35	2	62	64	(100%	)	(44%	)	(45%	)

MainStay	4	1	5	5	—	5	(20%	)	NM		0%
Suburban	1	2	3	—	—	—	NM		NM		NM

Extended Stay	5	3	8	5	—	5	0%		NM		60%

Ascend Collection	2	4	6	1	—	1	100%		NM		500%
Cambria Suites	—	—	—	4	—	4	(100%	)	NM		(100%	)

Total Domestic System	21	91	112	74	133	207	(72%	)	(32%	)	(46%	)

Exhibit 7

CHOICE HOTELS INTERNATIONAL, INC.

DOMESTIC HOTEL PIPELINE OF HOTELS UNDER CONSTRUCTION, AWAITING CONVERSION OR APPROVED FOR DEVELOPMENT

(UNAUDITED)

A hotel in the domestic pipeline does not always result in an open and operating hotel due to various factors.

							Variance
	December 31, 2009 Units			December 31, 2008 Units			Conversion			New Construction	Total
	Conversion	New Construction	Total	Conversion	New Construction	Total	Units	%		Units	%		Units	%

Comfort Inn	43	91	134	51	125	176	(8)	(16%	)	(34)	(27%	)	(42)	(24%	)
Comfort Suites	—	181	181	3	279	282	(3)	(100%	)	(98)	(35%	)	(101)	(36%	)
Sleep Inn	1	122	123	2	157	159	(1)	(50%	)	(35)	(22%	)	(36)	(23%	)

Midscale without Food & Beverage	44	394	438	56	561	617	(12)	(21%	)	(167)	(30%	)	(179)	(29%	)

Quality	48	15	63	69	14	83	(21)	(30%	)	1	7%		(20)	(24%	)
Clarion	19	6	25	36	9	45	(17)	(47%	)	(3)	(33%	)	(20)	(44%	)

Midscale with Food & Beverage	67	21	88	105	23	128	(38)	(36%	)	(2)	(9%	)	(40)	(31%	)

Econo Lodge	43	4	47	45	5	50	(2)	(4%	)	(1)	(20%	)	(3)	(6%	)
Rodeway	36	2	38	58	2	60	(22)	(38%	)	—	0%		(22)	(37%	)

Economy	79	6	85	103	7	110	(24)	(23%	)	(1)	(14%	)	(25)	(23%	)

MainStay	—	37	37	—	38	38	—	NM		(1)	(3%	)	(1)	(3%	)
Suburban	2	30	32	—	34	34	2	NM		(4)	(12%	)	(2)	(6%	)

Extended Stay	2	67	69	—	72	72	2	NM		(5)	(7%	)	(3)	(4%	)

Ascend Collection	2	4	6	—	1	1	2	NM		3	300%		5	500%
Cambria Suites	—	41	41	—	59	59	—	NM		(18)	(31%	)	(18)	(31%	)

	194	533	727	264	723	987	(70)	(27%	)	(190)	(26%	)	(260)	(26%	)

CHOICE HOTELS INTERNATIONAL, INC.	Exhibit 8

SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION

(UNAUDITED)

CALCULATION OF FRANCHISING REVENUES AND ADJUSTED FRANCHISING MARGINS

(dollar amounts in thousands)	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008

Franchising Revenues:

Total Revenues	$140,701	$154,494	$564,178	$641,680
Adjustments:
Marketing and reservation revenues	(77,576)	(81,904)	(305,379)	(336,477)
Hotel operations	(909)	(1,253)	(4,140)	(4,936)

Franchising Revenues	$62,216	$71,337	$254,659	$300,267

Franchising Margins:

Operating Margin:

Total Revenues	$140,701	$154,494	$564,178	$641,680
Operating Income	$34,083	$34,097	$148,073	$174,596

Operating Margin	24.2%	22.1%	26.2%	27.2%

Adjusted Franchising Margin:

Franchising Revenues	$62,216	$71,337	$254,659	$300,267

Operating Income	$34,083	$34,097	$148,073	$174,596
Acceleration of management succession plan benefits	—	500	—	6,605
Employee termination benefits	2,334	2,731	4,604	3,537
Curtailment loss related to the freezing of benefits under the Company’s Supplemental Executive Retirement Plan	1,209	—	1,209	—
Loss on sublease of office space	—	—	1,503	—
Loan reserves related to impaired notes receivable	—	7,555	—	7,555
Hotel operations	(134)	(359)	(987)	(1,502)

	$37,492	$44,524	$154,402	$190,791

Adjusted Franchising Margins	60.3%	62.4%	60.6%	63.5%

CALCULATION OF ADJUSTED SELLING, GENERAL AND ADMINISTRATIVE COSTS

(dollar amounts in thousands)	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008

Selling, general and administrative costs	$26,183	$35,580	$99,237	$118,989
Acceleration of management succession plan benefits	—	(500)	—	(6,605)
Employee termination benefits	(2,334)	(2,731)	(4,604)	(3,537)
Curtailment loss related to the freezing of benefits under the Company’s Supplemental Executive Retirement Plan	(1,209)	—	(1,209)	—
Loss on sublease of office space	—	—	(1,503)	—
Loan reserves related to impaired notes receivable	—	(7,555)	—	(7,555)

Adjusted Selling, General and Administrative Costs	$22,640	$24,794	$91,921	$101,292

CALCULATION OF ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE (EPS)

(In thousands, except per share amounts)	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008

Net Income	$23,631	$18,711	$98,250	$100,211
Adjustments:
Acceleration of management succession plan benefits	—	313	—	4,135
Employee termination benefits	1,461	1,709	2,882	2,214
Curtailment loss related to the freezing of benefits under the Company’s Supplemental Executive Retirement Plan	757	—	757	—
Loss on sublease of office space	—	—	941	—
Loan reserves related to impaired notes receivable	—	4,729	—	4,729

Adjusted Net Income	$25,849	$25,462	$102,830	$111,289

Weighted average shares outstanding-diluted	59,658	62,157	60,224	62,994

Diluted Earnings Per Share	$0.40	$0.30	$1.63	$1.59
Adjustments:
Acceleration of management succession plan	—	—	—	0.07
Employee termination benefits	0.02	0.03	0.05	0.03
Curtailment loss related to the freezing of benefits under the Company’s Supplemental Executive Retirement Plan	0.01	—	0.01	—
Loss on sublease of office space	—	—	0.02	—
Loan reserves related to impaired notes receivable	—	0.08	—	0.08

Adjusted Diluted Earnings Per Share (EPS)	$0.43	$0.41	$1.71	$1.77

Adjusted EBITDA Reconciliation

(in millions)

	Q4 2009 Actuals	Q4 2008 Actuals	Year Ended December 31, 2009 Actuals	Year Ended December 31, 2008 Actuals	Full-Year 2010 Outlook

Operating Income (per GAAP)	$34.1	$34.1	$148.1	$174.6	$158 - $162
Acceleration of management succession plan	—	0.5	—	6.6	—
Employee termination benefits	2.3	2.7	4.6	3.5	—
Curtailment loss related to the freezing of benefits under the Company’s Supplemental Executive Retirement Plan	1.2	—	1.2	—	—
Loss on sublease of office space	—	—	1.5	—	—
Loan reserves related to impaired notes receivable	—	7.6	—	7.6	8.0
Depreciation and amortization	2.1	2.0	8.3	8.2

Adjusted Earnings before interest, taxes, depreciation & amortization (non-GAAP)	$39.7	$46.9	$163.7	$200.5	$166 - $170